UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2009

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2009, Perceptron, Inc. (the “Company”) and Comerica Bank, entered into the Eleventh Amendment to the Credit Agreement (as amended, the “Credit Agreement”).  The Credit Agreement was entered into on October 24, 2002, and was amended by the following: (i) First Amendment dated as of May 20, 2003; (ii) Second Amendment dated as of November 10, 2003; (iii) Third Amendment dated as of August 23, 2004; (iv) Fourth Amendment dated as of December 29, 2004; (v) Fifth Amendment dated as of October 19, 2005; (vi) Sixth Amendment dated as of November 6, 2006; (vii) Seventh Amendment dated as of November 20, 2006; (viii) Eighth Amendment dated as of December 20, 2007; (ix) Ninth Amendment dated as of May 12, 2008; (x) Tenth Amendment dated as of October 23, 2008; and (xi) Eleventh Amendment dated as of October 30, 2009.

The Eleventh Amendment extends the maturity date until November 1, 2011, increases the applicable fee percentage related to the unused portion of the revolving commitment fee to .15% from .075%, sets a fixed applicable margin for LIBOR-based or Prime Referenced Advances, reduces the base tangible net worth to $41.4 million as of September 30, 2009, and replaces the Revolving Credit Note.  All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification.  The foregoing is qualified in its entirety by reference to the Eleventh Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 9, 2009, Perceptron, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the first quarter ended September 30, 2009.  Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement.  Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)           Effective November 9, 2009, Mr. Richard Price was appointed as Vice President, Commercial Products Business Unit by the Board of Directors of Perceptron, Inc. (the “Company”).  Mr. Price is an at-will employee of the Company, will receive an annual base salary of $180,000, is eligible to participate in the Company’s profit sharing plans and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company. Mr. Price will also receive a $10,000 signing bonus and a $600 per month car allowance.  Mr. Price was awarded, effective December 1, 2009, an option to purchase 20,000 non-qualified stock options under the 2004 Stock Incentive Plan to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Officers. The options will become exercisable in four equal annual installments beginning December 1, 2010 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 1, 2009.

Mr. Price, age 42, joins the Company from Teradyne Diagnostic Solutions Ltd., a supplier of integrated service bay diagnostic and manufacturing test equipment, where he served as Director of North American Operations and Global OEM Account Director, from February 2006 to April 2009.  Prior to Teradyne, from August 1996 to February 2006, Mr. Price was the Chief Operating Officer and Automotive Director for the Dearborn Group, a supplier of high-tech measurement and monitoring devices that are sold directly to consumers, through channel partners, and to original equipment manufacturers.  There, he was responsible for sales, manufacturing, and engineering in the United States and for Dearborn Electronics Ltd. in the United Kingdom.

Mr. Price holds a master’s degree in business administration (with Distinction) from the Warwick Business School, Warwick University and a bachelor’s degree in engineering from Coventry University, both located in the United Kingdom.

On November 5, 2009, the Company issued a press release announcing Mr. Price’s appointment.  Attached hereto and incorporated by reference as Exhibit 99.2 is the press release relating to such announcement.  Such information, including Exhibit 99.2 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

10.1	Eleventh Amendment to Credit Agreement, dated October 24, 2002 between Perceptron, Inc. and Comerica Bank

99.1	Press Release dated November 9, 2009 announcing the Company’s financial and operating results for the first quarter ended September 30, 2009.

99.2	Press Release dated November 5, 2009 announcing the Company’s appointment of Richard Price as Vice President, Commercial Products Business Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: November 10, 2009	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Eleventh Amendment to Credit Agreement, dated October 24, 2002 between Perceptron, Inc. and Comerica Bank

99.1	Press Release dated November 9, 2009 announcing the Company’s financial and operating results for the first quarter ended September 30, 2009.

99.2	Press Release dated November 5, 2009 announcing the Company’s appointment of Richard Price as Vice President, Commercial Products Business Unit.